UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
In November 2015, Northern States Power Company Minnesota (NSP-Minnesota) a Minnesota corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a three-year electric rate case with the Minnesota Public Utilities Commission (MPUC). The rate case is based on a requested return on equity (ROE) of 10.0 percent and a 52.50 percent equity ratio. The request is detailed in the table below:

Request (Millions of Dollars)	2016	2017	2018
Rate request	$194.6	$52.1	$50.4
Increase percentage	6.4%	1.7%	1.7%
Interim request	$163.7	$44.9	N/A
Rate base	$7,800	$7,700	$7,700

In December 2015, the MPUC approved interim rates for 2016.

Intervenor Testimony:
In June 2016, intervening parties filed direct testimony proposing modifications to NSP-Minnesota’s rate request. The Minnesota Department of Commerce (DOC) subsequently filed revised testimony recommending an increase of approximately $45.6 million in 2016, a step increase of $53.8 million for 2017, and a step decrease of $5.0 million for 2018, based on a recommended ROE of 9.06 percent and an equity ratio of 52.50 percent.

Based on NSP-Minnesota’s interpretation of the DOC’s testimony, certain recommended adjustments of approximately $72.7 million would not be expected to impact earnings, assuming MPUC approval. The following table summarizes NSP-Minnesota’s estimate of the DOC’s recommendations:

(Millions of Dollars)	2016	2017 Step	2018 Step	Total
Filed rate request	$194.6	$52.1	$50.4	$297.1

DOC recommended adjustments:
ROE	(65.0)	0.3	1.0	(63.7)
Sales forecast	(39.4)	—	—	(39.4)
Property tax	(5.2)	(0.3)	(0.1)	(5.6)
Depreciation life	(8.0)	0.4	(2.2)	(9.8)
Purchased demand timing changes	—	—	(19.4)	(19.4)
Nuclear capital costs	(3.6)	0.8	(11.2)	(14.0)
Tax related items	(12.2)	18.4	(6.9)	(0.7)
Operating and maintenance (O&M)	(15.5)	(17.8)	(16.7)	(50.0)
Other, net	(0.1)	(0.1)	0.1	(0.1)
Total DOC Adjustments	(149.0)	1.7	(55.4)	(202.7)

Total DOC recommended rate increase	$45.6	$53.8	$(5.0)	$94.4
Estimated non-earnings DOC adjustments:
Depreciation life	8.0	(0.4)	2.2	9.8
Sales forecast	37.4	—	—	37.4
Property tax	5.2	0.3	0.1	5.6
Purchased demand timing changes	—	—	19.4	19.4
Other	0.5	—	—	0.5
Total estimated non-earnings adjustments	51.1	(0.1)	21.7	72.7
Total pre-tax earnings impact	$96.7	$53.7	$16.7	$167.1

The DOC also presented several nuclear recommendations related to capital recovery for spent fuel storage investments and Prairie Island life cycle management projects.

•
The use of certificate of need estimates as a recovery cap, and/or provisionally exclude recovery of amounts in excess of the cap unless the costs are deemed reasonable by the DOC’s nuclear consultant and/or the MPUC.

•
No recovery of a portion of capital costs associated with Monticello fuel storage Cask 16, representing the amount beyond the originally anticipated project cost, or approximately $15 million. The additional costs incurred were for testing of cask lid welds to demonstrate compliance with Nuclear Regulatory Commission requirements.

Settlement Agreement
In August 2016, NSP-Minnesota reached a settlement with the DOC, Xcel Large Industrials, the Minnesota Chamber of Commerce, the Commercial Group, the Suburban Rate Authority, the City of Minneapolis, the Industrial, Commercial, and Institutional Group, and the Energy CENTS Coalition, which resolves all revenue requirement issues in dispute. The settlement agreement requires the approval of the MPUC.

Key terms of the settlement are listed below:

•	The agreement reflects a four-year period covering 2016-2019;

•	The stated revenue increases in the table below, based on the DOC’s sales forecast;

•	Annual sales true-up to weather-normalized actuals all years, all classes:

◦	2016 weather-normalized actuals used to set final 2016 rates, no cap;

◦	2016-2019 full decoupling for decoupled classes (residential, non-demand metered commercial) with 3 percent cap; and

◦	2017-2019 annual true-up for non-decoupled classes with 3 percent cap.

•	An ROE of 9.2 percent and an equity ratio of 52.5 percent;

•	The nuclear related costs in this rate case will not be considered provisional;

•	Continued use of all existing riders during the four-year term, however no new riders or legislative additions would be utilized during the four-year term;

•	Deferral of incremental 2016 property tax expense above the amount currently recovered in rates to 2018 and 2019;

•	NSP-Minnesota would be subject to a four-year stay out provision, such that interim rates for a new rate case would not go into effect prior to Jan. 1, 2020;

•	A customer bill payment assistance program for medical needs customers; and

•	A deferral of LED street lighting capital costs to the next rate case.

(Millions of Dollars, incremental)	2016	2017	2018	2019	Total
Settlement revenues (a)	$74.99	$59.86	$—	$50.12	$184.97
NSP-Minnesota’s sales forecast (b)	37.40	—	—	—	37.40
Total rate impact	$112.39	$59.86	$—	$50.12	$222.37

(a)	The settlement revenue increase reflects an increase of 2.47 percent in 2016; 1.97 percent in 2017; 0 percent in 2018 and 1.65 percent in 2019.

(b)
The table reflects the estimated earnings impact of this agreement, using NSP-Minnesota’s original sales forecast as filed in the Minnesota rate case. The settlement agreement includes a provision to true-up estimated sales to the actual sales for 2016. NSP-Minnesota has previously disclosed that actual sales through the second quarter of 2016 are below its forecast.

The revised schedule for the Minnesota rate case is listed below:

•	Rebuttal testimony — Sept. 23, 2016;

•	Surrebuttal testimony — Oct. 18, 2016;

•	Evidentiary hearing — Oct. 25-28, 2016;

•	Administrative law judge report — March 3, 2017; and

•	MPUC decision — June 2017.

Earnings Guidance
Xcel Energy is reaffirming 2016 ongoing earnings guidance of $2.12 to $2.27 per diluted share. This guidance range is based on several key assumptions previously disclosed, including constructive outcomes in all rate case and regulatory proceedings.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the expected impact of NSP-Minnesota’s electric rate case, the impact of proposed rate adjustments, interim rates, our 2016 earnings per share guidance and assumptions, and other statements identified by words such as “may,” “believe,” “expect,” “estimate,” “anticipate,” “would,” or “plan.” Forward-looking statements are subject to certain risks, uncertainties and assumptions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability of cost of capital; and employee work force factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aug. 16, 2016	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer